SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report	July 19, 2001

Date of Earliest Event Reported	July 6, 2001

MPEG Super Site, Inc.
(Exact Name of Registrant as Specified in its Charter)

(Former Name of Registrant)

Colorado		84-0503585
(State of Organization)		(I.R.S. Employer Identification No.)

Commission File Number	001-15337

22431 Antonio Parkway B-160, Suite 415
Rancho Santa Margarita, California 92688
(Address of Principal Executive Offices)

Registrants Telephone Number (including area code)	(949) 791-5036

(Former Name and Address of Registrant)

ITEM 1.	CHANGES IN CONTROL OF REGISTRANT.
None

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS.
None

ITEM 3.	BANKRUPTCY OR RECEIVERSHIP.
None

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
None

ITEM 5. OTHER EVENTS.

On July 6, 2001, at a special meeting of MPEG Super Site, Inc. shareholders, the acquisition of Modern MFG Services Inc., doing business as Virtual RFQ was approved.

In addition to the acquisition of Modern MFG Services Inc., the shareholders also approved the following three directors to the Board of Directors; Roger Janssen, Terry Burke and Bruce Tomiyama. In addition, a one-for-twenty reverse stock split of MPEG Super Site, Inc. common stock and a change of state of incorporation to Nevada was also approved.

VirtualRFQ intends to provide a comprehensive Internet based service website for e-procurement specifically targeted to the manufacturing industry. This business to business portal creates an e-venue for Job Shops and Purchasing Agents to effectively network. For more information regarding Modern MFG Services, Inc., visit www.VirtualRFQ.com.

ITEM 6.	RESIGNATION OF REGISTRANT’S DIRECTORS.
None.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.
None.

ITEM 8.	CHANGE IN FISCAL YEAR.
None.

ITEM 9.	SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S.
None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

MPEG Super Site Inc.

/s/ Bruce Tomiyama
__________________________
By: Bruce Tomiyama
Interim President and Director

Dated: July 19, 2001